PLEDGE AND SECURITY AGREEMENT

PLEDGE AND SECURITY AGREEMENT dated May __, 2008, made by SJ Electronics, Inc. (f/k/a Acheron, Inc.), a Nevada corporation (the “Pledgor”) and Agatha Shen, in favor of Tri-State Title & Escrow, LLC, in its capacity as collateral agent (the “Collateral Agent”) for and on behalf of the Noteholders (as defined below) (in such capacity, the “Pledgee”).

W I T N E S S E T H:

WHEREAS, Pledgor and each party listed as a "Investor" on the Schedule of Investors attached thereto (collectively, the “Investors”, and together with their respective successors and permitted assigns, collectively, the "Noteholders") are parties to the Note Purchase Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Note Purchase Agreement”), pursuant to which the Pledgor will authorize and issue a new series of its senior secured convertible notes (as such Notes may be amended, restated, replaced or otherwise modified from time to time in accordance with the terms thereof, collectively, the "Notes"), which Notes shall be convertible into the Pledgor’s Shares, par value $.001, in accordance with the terms thereof;

WHEREAS, Agatha Shen has executed and delivered a Guaranty dated the date hereof (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Guaranty”) for the benefit of herself and the Noteholders, with respect to the Pledgor’s obligations under the Note Purchase Agreement, the Notes and the other Transaction Documents (as defined below); and

WHEREAS, it is a condition precedent to the Noteholders purchasing the Notes pursuant to the Note Purchase Agreement that the Pledgor and Agatha Shen shall have agreed to pledge as collateral security to Pledgee, for themselves and the benefit of Noteholders and to the grant to Pledgee, for themselves and the benefit of Noteholders, of a security interest in and Lien on the Accounts Receivable of the Pledgor as defined in Section 2 (the “Accounts Receivable”) and ten million (10,000,000) shares of Common Stock, owned by Agatha Shen, the Chairman of the Pledgor (the “Pledged Shares”) subject to the terms and conditions hereof;

WHEREAS, Pledgor has determined that the execution, delivery and performance of this Agreement directly benefits, and is in the best interest of, Pledgor;

NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Investors purchase the Notes pursuant to the Note Purchase Agreement, Pledgor hereby agrees with the Pledgee, for itself and the benefit of the Noteholders, as follows:

SECTION 1. Definitions.

Reference is hereby made to the Notes for a statement of the terms thereof. All terms used in this Agreement which are defined in the Notes, Note Purchase Agreement or in Article 8 or Article 9 of the Uniform Commercial Code currently in effect in the State of Nevada (the “Code”) and which are not otherwise defined herein shall have the same meanings herein as set forth therein. If a term used, but not defined, in this Agreement shall have been defined in both the Notes and the Note Purchase Agreement, such term as used in this Agreement shall have the meaning ascribed to such term in the Notes.

SECTION 2. Pledge and Grant of Security Interest.

As collateral security for the prompt performance, observance and indefeasible payment in full of all of the Obligations (as defined in Section 3 hereof), Pledgor hereby pledges and collaterally assigns to the Pledgee, for itself and the benefit of the Noteholders, and grants to the Pledgee for the benefit of itself and the Noteholders a continuing security interest in and Lien on, (A) Agatha Shen’s right, title and interest in and to the Pledged Shares, and, (B) Pledgor’s right, title and interest in and to the Accounts Receivable (together with Pledged Shares, the “Pledged Collateral”). “Accounts Receivable” means all rights to payment for goods sold or leased or for services rendered, whether or not such rights have been earned by performance, except that all such rights to payment from Lite-On, Inc. are expressly excluded from Accounts Receivable.

SECTION 3. Security for Obligations. The security interest created hereby in the Pledged Collateral constitutes continuing collateral security for all of the following obligations, whether now existing or hereafter incurred (the “Obligations”):

(a) all present and future indebtedness, obligations, and liabilities of Pledgor to Pledgee and the Noteholders under the Notes and the Guaranty, as applicable. Without limiting the generality of the foregoing, the Obligations include the obligation of Pledgor and Subsidary to pay principal, interest, charges, expenses, and disbursements, indemnities and other amounts each payable by Pledgor under the Notes and the Guaranty, as applicable, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Notes or after the commencement of any case with respect to Pledgor under the Bankruptcy Code (as defined in the Notes) or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case); and

(b) the obligation of Pledgor to reimburse any amount in respect of any of the foregoing that Pledgee or any Noteholder (in its sole discretion) may elect to pay or advance on behalf of Pledgor; provided, that such obligation or the amount related thereto is not being contested by Pledgor in good faith. Pledgor waives any rights it may have under the Code to demand any filing of termination statements (or similar filing) by Pledgee with respect to the Collateral, and Pledgee shall not be required to deliver such termination statements to Pledgor, or to file them with any filing office, in each case, unless and until all of the Obligations are paid in full and the Notes and Guaranty are terminated.

SECTION 4. Delivery and Registration of Pledged Collateral.

(a) Agatha Shen shall promptly cause the Pledged Shares to be registered or entered, as the case may be, in the name of the Pledgee, for the benefit of the Noteholders, or, upon the reasonable request of the Pledgee, otherwise cause the security interest held by the Pledgee, for the benefit of the Noteholders, to be perfected in accordance with the Code.

(b) The Pledgor shall give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the judgment of Pledgee) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable Pledgee to exercise and enforce its rights hereunder with respect to such pledge and security interest.

(c) If Pledgor shall receive, by virtue of the Pledgor’s being or having been an owner of any Pledged Collateral, any (i) stock certificate (including, without limitation, any certificate representing a stock dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off), or other instrument, (ii) option or right, whether as an addition to, substitution for, or in exchange for, any Pledged Collateral, or otherwise, (iii) dividends payable in cash (except such dividends permitted to be retained by the Pledgor pursuant to Section 7 hereof) or in securities or other property or (iv) dividends or other distributions in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, the Pledgor shall receive such stock certificate, instrument, option, right, payment or distribution in trust for the benefit of the Pledgee, shall segregate it from Pledgor’s other property and shall deliver it forthwith to the Pledgee, for the benefit of itself and the Noteholders, in the exact form received, with any necessary endorsement and/or appropriate stock powers duly executed in blank, to be held by the Pledgee as Pledged Collateral and as further collateral security for the Obligations.

SECTION 5. Representations and Warranties. The Pledgor represents and warrants that as of the date hereof that:

(a) The Pledgor (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and (ii) has all requisite power and authority to execute, deliver and perform this Agreement.

(b) The execution, delivery and performance by the Pledgor of this Agreement and the Guaranty (i) have been duly authorized by all necessary action, (ii) do not and will not contravene its charter or by-laws, or any applicable law compliance with which is material to the business of the Pledgor or any Material Contract or any other contractual restriction binding on or otherwise affecting it or any of its properties where the contravention of such other contractual restriction has or could reasonably be expected to have a Material Adverse Effect, (iii) do not and will not result in or require the creation of any Lien upon or with respect to any of its properties other than pursuant to any Transaction Document and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to it or its operations or any of its properties where such default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal has or could reasonably be expected to have a Material Adverse Effect (as defined in the Note Purchase Agreement).

(c) The Pledged Shares to the extent applicable have been duly authorized and validly issued and are fully paid and nonassessable and the holders thereof are not entitled to any preemptive, first refusal or other similar rights.

(d) The Pledgor is and will be at all times the legal and beneficial owner of its Pledged Collateral free and clear of any Lien except for the Lien created by this Agreement and other Transaction Documents and the Permitted Liens.

(e) The exercise by the Pledgee of any of its rights and remedies in accordance with the terms of this Agreement will not contravene any applicable law compliance with which is material to the business of the Pledgor or any Material Contract or any other contractual restriction binding on or otherwise affecting the Pledgor or any of the properties of the Pledgor where the contravention of such other contractual restriction has or would reasonably be expected to have a Material Adverse Effect, and will not result in or require the creation of any Lien (other than Permitted Liens, or pursuant to this Agreement or the other Transaction Documents) upon or with respect to any of the properties of the Pledgor.

(f) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required to be obtained or made by the Pledgor for (i) the due execution, delivery and performance by the Pledgor of this Agreement, (ii) the grant by the Pledgor, or the perfection, of the Lien created hereby in the Pledged Collateral or (iii) the exercise by the Pledgee, for the benefit of itself and the Noteholders, of any of its rights and remedies hereunder, except as may be required in connection with any sale of any Pledged Collateral by laws affecting the offering and sale of securities generally.

(g) This Agreement has been duly executed and delivered by and on behalf of the Pledgor and constitutes the legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms.

SECTION 6. Covenants as to the Pledged Collateral. Unless and until the Obligations have been paid in full, the Pledgor shall, unless the Pledgee shall otherwise consent in writing:

(a) keep adequate records concerning the Pledged Collateral and permit the Pledgee or any agents, designees or representatives thereof at any time or from time to time, subject to the terms of the Notes, to examine and make copies of and abstracts from such records during normal business hours of the Pledgor provided that the Pledgor shall not bear the cost and expense of more than two such examinations or other visits in any calendar year unless an Event of Default has occurred and is continuing;

(b) at the Pledgor’s expense, promptly, and in any event within five (5) days after receipt, deliver to the Pledgee a copy of each material notice or other material communication received by it in respect of the Pledged Collateral;

(c) at the Pledgor’s expense, defend the Pledgee’s right, title and security interest in and to the Pledged Collateral against the claims of any Person;

(d) at the Pledgor’s expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or appropriate or that the Pledgee may reasonably request in order to (i) perfect and protect, or maintain the perfection of, the security interest and Lien purported to be created hereby, (ii) enable the Pledgee to exercise and enforce its rights and remedies hereunder in respect of the Pledged Collateral in accordance with the provisions hereof or (iii) otherwise effect the purposes of this Agreement, including, without limitation, delivering to the Pledgee, after the occurrence and during the continuation of an Event of Default, irrevocable proxies in respect of the Pledged Shares;

(e) not sell, assign (by operation of law or otherwise), exchange or otherwise dispose of any Pledged Collateral or any of its interest therein other than as permitted under the Notes and other Transaction Documents;

(f) not create or suffer to exist any Lien upon or with respect to any Pledged Collateral owned by it except for the Lien created hereby or the other Transaction Documents or for any Permitted Lien;

(g) not make or consent to any amendment or other modification or waiver with respect to any Pledged Collateral except that any Pledgor may make or consent to any amendment or other modification or waiver solely to the extent necessary to reflect any merger or consolidation permitted by the Notes or enter into any agreement or permit to exist any restriction with respect to any Pledged Collateral other than under the Transaction Documents;

(h) not take or fail to take any action which would in any manner impair the value or enforceability of the Pledgee’s security interest in and Lien on any Pledged Collateral;

(i) in the event the Pledgor achieves the 2008 Projected Income, as defined in Section 6(i) of the Note Purchase Agreement, the security interest and Lien on the Pledged Shares created hereby shall terminate, all rights to the Pledged Shares shall revert to Agatha Shen and the Pledged Shares shall be returned to Agatha Shen.

(j) upon the direction of the Collateral Agent as described in Section 2(a) of that certain Lockbox Agreement (the “Lockbox Agreement”) dated as of the date hereof by and among the Pledgor, the Collateral Agent and the Lockbox Agent, as defined therein, the Pledgor shall promptly, but in no event later than thirty Business Days, after such direction is given, notify all the account debtors on the Accounts Receivable that payments in respect thereof shall be made directly to the Collateral Account. Funds may be withdrawn from the Collateral Account only in accordance with Section 4 of the Lockbox Agreement.

SECTION 7. Distributions and Voting Rights, Etc. in Respect of the Pledged Shares.

(a) So long as no Event of Default shall have occurred and be continuing:

(i) Agatha Shen may exercise any and all voting and other consensual rights pertaining to the Pledged Shares for any purpose not inconsistent with the terms of this Agreement, the Notes or the other Transaction Documents; provided, however, that (A) Agatha Shen will not exercise or refrain from exercising any such right, as the case may be, if the Pledgee has provided prior written notice to Agatha Shen that, in the Pledgee’s judgment, such action (or inaction) could reasonably be expected to affect adversely in any material respect the value of the Pledged Shares or otherwise could reasonably be expected to have a Material Adverse Effect and (B) Agatha Shen will give the Pledgee at least five (5) Business Days’ notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right that could reasonably be expected to affect adversely in any material respect the value of any Pledged Collateral or otherwise could reasonably be expected to have a Material Adverse Effect;

(ii) Agatha Shen may receive and retain any and all dividends, interest or other distributions paid in respect of the Pledged Shares to the extent permitted by the Notes or the other Transaction Documents; provided, that, any and all (A) dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of or in exchange for, the Pledged Shares, (B) dividends and other distributions paid or payable in cash in respect of the Pledged Shares in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, and (C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, the Pledged Shares, together with any dividend, interest or other distribution or payment which, in the case of each of (A), (B) and (C) hereof, at the time of such payment or other distribution was not permitted by the Notes, shall be, and shall forthwith be delivered to the Pledgee to hold as, Pledged Collateral and shall, if received by Agatha Shen, be received in trust for the benefit of the Pledgee, shall be segregated from the other property or funds of Agatha Shen, and shall be forthwith delivered to the Pledgee in the exact form received with any necessary endorsement and/or appropriate stock powers duly executed in blank, to be held by the Pledgee as Pledged Collateral and as further collateral security for the Obligations; provided, that, the Pledgee shall return such amounts to Agatha Shen within ten (10) Business Days of a request from the Pledgor for such return unless such amounts are applied to the Obligations in accordance with the Notes during such ten (10) Business Day period; and

(iii) the Pledgee will execute and deliver (or cause to be executed and delivered) to Agatha Shen all such proxies and other instruments as Agatha Shen may reasonably request for the purpose of enabling Agatha Shen to exercise the voting and other rights which it is entitled to exercise pursuant to Section 7(a)(i) hereof and to receive the dividends, interest and/or other distributions which it is authorized to receive and retain pursuant to Section 7(a)(ii) hereof.

(b) Upon the occurrence and during the continuance of an Event of Default:

(i) all rights of Agatha Shen to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 7(a)(i) hereof, and to receive the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 7(a)(ii) hereof, shall cease, and all such rights shall thereupon become vested in the Pledgee which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends and interest payments;

(ii) without limiting the generality of the foregoing, the Pledgee may at its option exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to the Pledged Shares as if it were the absolute owner thereof, including, without limitation, the right to exchange, in its discretion, any and all of the Pledged Shares upon the merger, consolidation, reorganization, recapitalization or other adjustment of the Pledgor, and, in connection therewith, to deposit and deliver any and all of the Pledged Shares with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine; and

(iii) all dividends, distributions, interest and other payments which are received by Agatha Shen contrary to the provisions of Section 7(b)(i) hereof shall be received in trust for the benefit of the Pledgee and shall be segregated from other funds of Agatha Shen, and shall be forthwith paid over to the Pledgee as Pledged Collateral in the exact form received with any necessary endorsement and/or appropriate stock powers duly executed in blank, to be held by the Pledgee as Pledged Collateral and as further collateral security for the Obligations.

SECTION 8. Additional Provisions Concerning the Pledged Collateral.

(a) The Pledgor hereby authorizes the Pledgee to file any financing statements required hereunder or under any other Transaction Document, and any continuation statements or amendment with respect thereto for the perfection of the security interest created hereby in any appropriate filing office without the signature of the Pledgor. A photocopy or other reproduction of this Agreement or any financing statement covering the Pledge Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

(b) The Pledgor hereby irrevocably appoints the Pledgee the Pledgor’s attorney-in-fact and proxy, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Pledgee’s discretion, to take any action and to execute any agreements, instruments or other documents in the Pledgor’s name and to file such agreements, instruments or other documents in the Pledgor’s name and to file such agreements, instruments, or other documents in any appropriate filing office, which the Pledgee may deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of the Pledgor under Section 7(a) hereof), including, without limitation, to receive, endorse and collect all instruments made payable to the Pledgor representing any dividend, interest payment or other distribution in respect of any Pledged Collateral and to give full discharge for the same. This power is coupled with an interest and is irrevocable until all of the Obligations are paid in full.

(c) If the Pledgor fails to perform any agreement or obligation contained herein, the Pledgee itself may, after the occurrence and during the continuance of an Event of Default, perform, or cause performance of, such agreement or obligation, and the expenses of the Pledgee incurred in connection therewith shall be payable by the Pledgor pursuant to Section 11 hereof and shall be secured by the Pledged Collateral.

(d) Other than the exercise of reasonable care to assure the safe custody of the Pledged Collateral while held hereunder, the Pledgee shall have no duty or liability to preserve rights pertaining thereto and shall be relieved of all responsibility for the Pledged Collateral upon surrendering it or tendering surrender of it to the Pledgor. The Pledgee shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Pledgee accords its own property, it being understood that the Pledgee shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not the Pledgee has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

(e) The powers conferred on the Pledgee hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Pledged Collateral in its possession and the accounting for monies actually received by it hereunder, the Pledgee shall have no duty as to any Pledged Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral.

(f) Upon the occurrence and during the continuation of any Event of Default, the Pledgee may at any time in its discretion (i) without notice to any Pledgor, transfer or register in the name of the Pledgee or any of its nominees any or all of the Pledged Collateral, subject only to the revocable rights of the Pledgor under Section 7(a) hereof, and (ii) exchange certificates or instruments constituting Pledged Collateral for certificates or instruments of smaller or larger denominations.

SECTION 9. No Assumption of Liabilities.

(a) Nothing herein shall be construed to make the Pledgee liable as a member or owner of the Subsidary and the Pledgee by virtue of this Agreement or otherwise shall not have any of the duties, obligations or liabilities of a member or owner of the Subsidiary. The parties hereto expressly agree that this Agreement shall not be construed as creating a partnership or joint venture between the Pledgee and the Pledgor.

(b) By accepting this Agreement, the Pledgee does not intend to be deemed to be a co-venturer with respect to the Pledgor either before or after an Event of Default shall have occurred. The Pledgee shall have only those powers set forth herein and shall assume none of the duties, obligations or liabilities of the Pledgor. The Pledgee shall not be obligated to perform or discharge any obligation of the Pledgor as a result of the pledge hereby effected.

(c) The acceptance by the Pledgee of this Agreement, with all of the rights, powers, privileges and authority so created, shall not at any time or in any event obligate the Pledgee to appear in or defend any action or proceeding relating to the Pledged Collateral to which it is not a party, or to take any action hereunder or thereunder, or to expend any money or incur any expense or perform or discharge any obligation, duty or liability hereunder or otherwise with respect to the Pledged Collateral.

SECTION 10. Remedies Upon Default. If any Event of Default shall have occurred and be continuing:

(a) The Pledgee may exercise in respect of the Pledged Shares, in addition to other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party on default under the Code then in effect in the State of Delaware; and without limiting the generality of the foregoing and without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker’s board or elsewhere, at such price or prices and on such other terms as the Pledgee may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to the Pledgor of the time and place of any public sale of Pledged Collateral or the time after which any private sale is to be made shall constitute reasonable notification. The Pledgee shall not be obligated to make any sale of Pledged Collateral regardless of whether or not notice of sale has been given. The Pledgee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) In the event that the Pledgee determines to exercise its right to sell all or any part of the Pledged Collateral pursuant to Section 10(a) hereof, the Pledgor will, at the Pledgor’s expense and upon request by the Pledgee: execute and deliver, and cause the Pledgor and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Pledgee, advisable to sell such Pledged Collateral in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), as well as applicable “Blue Sky” or other state securities laws. The Pledgor acknowledges the difficulty of ascertaining the amount of damages which would be suffered by the Pledgee by reason of the failure by the Pledgor to perform any of the covenants contained in this Section 10(b) and, consequently, agrees that, without limiting any other rights or remedies of Pledgee, if the Pledgor fails to perform any of such covenants, the Pledgee shall be entitled to specific performance against the Pledgor compelling performance of such covenants.

(c) Notwithstanding the provisions of Section 10(b) hereof, the Pledgor recognizes that the Pledgee may deem it impracticable to effect a public sale of all or any part of the Pledged Shares and that the Pledgee may, therefore, determine to make one or more private sales of the Pledged Shares to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sales shall be deemed to have been made in a commercially reasonable manner and that the Pledgee shall have no obligation to delay sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act.

(d) Any cash held by the Pledgee as Pledged Collateral and all cash proceeds received by the Pledgee in respect of any sale of, collection from, or other realization upon, all or any part of the Pledged Collateral may, in the discretion of the Pledgee, be held by the Pledgee as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Pledgee pursuant to Section 11 hereof) in whole or in part by the Pledgee against, all or any part of the Obligations in such order as the Pledgee shall elect consistent with the provisions of the Notes. Any surplus of such cash or cash proceeds held by the Pledgee and remaining after the date all of the Obligations have been paid in full shall be paid over to the Pledgor or to such Person as may be lawfully entitled to receive such surplus.

(e) In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Pledgee or any Noteholder is legally entitled, the Pledgor shall be liable for the deficiency, together with interest thereon at the highest rate specified in the Notes for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees, costs and expenses of any attorneys employed by the Pledgee or any Noteholder to collect such deficiency.

SECTION 11. Application of Proceeds. The proceeds of any collection, sale or other realization of all or any part of the Pledged Collateral pursuant hereto shall be applied by the Collateral Agent pursuant to the rights and powers granted to the Collateral Agent by the Collateral Agency Agreement:

(a) First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Collateral Agent, and the Pledgee and the fees and expenses of its agents and counsel;

(b) Next, to the payment in full of the Secured Obligations; and

(c) Finally, to the payment to the Pledgor, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

As used in this Section 11, "proceeds" of Pledged Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Pledged Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Pledgor.

SECTION 12. Indemnity and Expenses.

(a) The Pledgor agrees to indemnify, defend, protect and hold harmless the Pledgee (and all of its respective officers, directors, employees, attorneys, consultants and agents) from and against any and all claims, damages, losses, liabilities obligations, penalties, fees, costs and expenses (including, without limitation, reasonable legal fees, costs, expenses and disbursements of counsel) to the extent that they arise out of or otherwise result from this Agreement (including, without limitation, enforcement of this Agreement), except, as to any such indemnified Person, claims, damages, losses, liabilities, obligations, penalties, fees, costs and expenses resulting solely and directly from such Person’s gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction.

(b) The Pledgor agrees to pay to the Pledgee upon demand the amount of any and all reasonable costs and expenses, including the reasonable fees, costs, expenses and disbursements of the Pledgee’s counsel and of any experts and agents, which the Pledgee may incur in connection with (i) the preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver or other modification or termination of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Pledgee hereunder, or (iv) the failure by any Pledgor to perform or observe any of the provisions hereof.

(c) The Pledgor agrees to pay to the Collateral Agent certain fees set forth in the Schedule of Collateral Agent Fees attached as Exhibit A.

SECTION 13. Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed (by certified mail, postage prepaid and return receipt requested), telecopied or delivered, if to the Pledgor, to it at the address of the Company specified in the Notes or as otherwise specified next to the Pledgor’s signature below; if to the Pledgee, to it at the address specified in the Notes; or as to either such Person at such other address as shall be designated by such Person in a written notice to such other Person complying as to delivery with the terms of this Section 12. All such notices and other communications shall be effective (a) if mailed (by certified mail, postage prepaid and return receipt requested), when received or three (3) days after deposit in the mails, whichever occurs first, (b) if telecopied, when transmitted and confirmation is received, or (c) if delivered by overnight courier or by hand delivery upon delivery.

SECTION 14. Governing Law; Process Agents; Consent to Jurisdiction, Venue, Etc.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE VALIDITY AND PERFECTION OR THE PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST CREATED HEREBY, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

(b) The Pledgor (the “Process Agent Entity”) hereby irrevocably and unconditionally appoints the Secretary of State of State of New York (the “Process Agent”) as its agent to receive on behalf of the Process Agent Entity and its property service of copies of the summons and complaint and any other process which may be served in any such action, suit or proceeding, agrees that such service may be made by mailing (by certified or registered mail, postage prepaid and return receipt requested) or delivering a copy of such process to the Process Agent Entity in care of the Process Agent at the Process Agent’s above address, irrevocably authorizes and directs the Process Agent to accept such service on its behalf and as an alternative method of service, irrevocably consents to the service of any and all process in any such action, suit or proceeding by the mailing of copies of such process to the Process Agent Entity at its address specified above, such service to become effective ten (10) days after such mailing. The Pledgee hereby irrevocably appoints the Secretary of State of the State of New York as its agent for service of process in respect of any such action or proceeding and further irrevocably consents to the service of process out of any of the aforementioned courts and in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Secretary of State of the State of New York, such service to become effective ten (10) days after such mailing. Nothing herein shall affect the right of the Pledgee to service of process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Pledgor in any other jurisdiction.

(c) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE PLEDGOR HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE PLEDGOR HEREBY IRREVOCABLY APPOINTS PROCESS AGENT AS ITS AGENT FOR SERVICE OF PROCESS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING AND FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE PLEDGOR AT ITS ADDRESS FOR NOTICES HEREIN AND TO THE PROCESS AGENT, SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF PLEDGEE AND THE NOTEHOLDERS TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY PLEDGOR IN ANY OTHER JURISDICTION. THE PLEDGOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY PLEDGOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE PLEDGOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS.

(d) The Pledgor irrevocably and unconditionally waives any right it may have to claim or recover in any legal action, suit or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

SECTION 15. WAIVER OF JURY TRIAL, ETC THE PLEDGOR (AND BY ITS ACCEPTANCE OF THIS AGREEMENT, THE PLEDGEE) HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE PLEDGOR CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF PLEDGEE OR ANY NOTEHOLDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT PLEDGEE OR ANY NOTEHOLDER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. THE PLEDGOR HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENTS AND THE NOTEHOLDERS ENTERING INTO THIS AGREEMENT.

SECTION 16. Security Interest Absolute. All rights of the Pledgee and the Noteholders, all Liens and all obligations of the Pledgor hereunder shall be absolute and unconditional irrespective of: (i) any lack of validity or enforceability of the Notes or any other Transaction Document, (ii) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Obligations, or any other amendment or waiver of or consent to any departure from the Notes or any other Transaction Document, (iii) any exchange or release of (except to the extent of any such release), or non-perfection of any Lien on, any Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations, or (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Obligations other than such Obligations having been paid in full. All authorizations and agencies contained herein with respect to any of the Pledged Collateral are irrevocable and powers coupled with an interest.

SECTION 17. Miscellaneous.

(a) No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by the Pledgee and the Pledgor, and no waiver of any provision of this Agreement, and no consent to any departure by the Pledgor therefrom, shall be effective unless it is in writing and signed by the Pledgee and the Pledgor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b) No failure on the part of the Pledgee or the Noteholders to exercise, and no delay in exercising, any right hereunder or under any Transaction Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Pledgee and the Noteholders provided herein and in the Transaction Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Pledgee and the Noteholders under the applicable Transaction Document against any party thereto are not conditional or contingent on any attempt by the Pledgee or the Noteholders to exercise any of their rights under any other document against such party or against any other Person.

(c) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(d) Subject to the provisions of Section 6(i), this Agreement shall create a continuing security interest in and Lien on the Pledged Collateral and shall (i) remain in full force and effect until the date the Obligations are paid in full, and (ii) be binding on each Pledgor and, by its acceptance hereof, the Pledgee, and its permitted successors and assigns, and shall inure, together with all rights and remedies of the Pledgee and the Noteholders hereunder, to the benefit of Pledgee and the Noteholders and their respective permitted successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, the Pledgee and the Noteholders may assign or otherwise transfer their respective rights and obligations under this Agreement and any other Transaction Document to any other Person (to the extent permitted by the Notes), and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Pledgee and the Noteholders herein or otherwise. Upon any such assignment or transfer, all references in this Agreement to Pledgee or any Noteholder shall mean the assignee of Pledgee or any such Noteholder. None of the rights or obligations of the Pledgor hereunder may be assigned or otherwise transferred without the prior written consent of the Pledgee, and any such assignment or transfer without such consent shall be null and void.

(e) Subject to the provisions of Section 6(i), on the date the Obligations have been paid in full and the Notes and the other Transaction Documents have been terminated (i) this Agreement and the security interest and Lien created hereby shall terminate and all rights to the Pledged Collateral shall revert to the Pledgor, and (ii) the Pledgee will, at the Pledgor’s expense, except as otherwise required by applicable law, (A) return to any of the Pledgor such of the Pledged Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof and (B) execute and deliver to the Pledgor, without recourse, representation or warranty, such documents as the Pledgor shall reasonably request to evidence such termination and reversion of rights.

(f) This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which shall be deemed an original, but all such counterparts shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the Pledgor has caused this Agreement to be executed and delivered by their officer thereunto duly authorized, as of the date first above written.

PLEDGOR:

SJ ELECTRONICS, INC.

By:
Name:
Title:

Agatha Shen